[PLAYBOY ENTERPRISES, INC. LOGO GRAPHIC OMITTED]


FOR IMMEDIATE RELEASE                                      Media Contact:
                                                           Martha Lindeman
                                                           312-373-2430


              PLAYBOY ENTERPRISES PROJECTS IMPROVED 2004 RESULTS
          Company Expects Significant Improvement in Operating Income
                        And Return to Net Profitability

CHICAGO, Tuesday, December 9, 2003 - Playboy Enterprises Inc. (PEI) (NYSE:
PLA, PLAA) projected that in 2004 the company will return to EPS profitability and that operating income will increase to $30 million, a 20% increase over anticipated 2003 operating income, on an approximately 5% increase in revenues.
         In remarks delivered at the Credit Suisse First Boston conference in New York today, Christie Hefner, chairman and chief executive officer of PEI, said: "Looking at 2004, we expect to see increased profitability in our publishing, online and entertainment operations as well as in our core licensing business. The power of our brand combined with the leading market positions we hold and the opportunities for growth across our businesses give us confidence that we will be able to continue the very positive momentum coming out of this year.
         "As our strong year-to-date results demonstrate, our 2003 accomplishments, which included the consolidation of 15 international TV networks into our existing operations, the introduction of a new editorial direction at Playboy magazine, a turn to solid profitability in online and dramatic expansion of our licensing business, were significant," Hefner said. "Our focus going forward will be to leverage the momentum from this year and our 50th anniversary celebration to achieve continued revenue and profit margin growth and connect with an even greater number of consumers globally."

Playboy management will present at the Credit Suisse First Boston Media Week conference on Tuesday, December 9, 2003 from 3:10 - 3:55 p.m. EST. A copy of the slides used in the presentation and a link to a live webcast will be available on www.peiinvestor.com.
                                    * * * *

Playboy Enterprises is a brand-driven, international multimedia entertainment company that publishes editions of Playboy magazine around the world; operates Playboy and Spice television networks and distributes programming via home video and DVD globally; licenses the Playboy and Spice trademarks internationally for a range of consumer products and services; and operates Playboy.com, a leading men's lifestyle and entertainment Web site.


This release contains "forward-looking statements," including statements as to expectations, beliefs, plans, objectives and future financial performance, and assumptions underlying or concerning the foregoing. We use words such as "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues" and other similar terminology. These forward-looking statements involve known and unknown risks, uncertainties and other factors, which could cause our actual results, performance or outcomes to differ materially from those expressed or implied in the forward-looking statements. The following are some of the important factors that could cause our actual results, performance or outcomes to differ materially from those discussed in the forward-looking statements:

(1) foreign, national, state and local government regulation, actions or initiatives, including:
         a) attempts to limit or otherwise regulate the sale, distribution or transmission of adult-oriented materials, including print, video and online materials
         b) limitations on the advertisement of tobacco, alcohol and other products which are important sources of advertising revenue for us, or
         c) substantive changes in postal regulations or rates which could increase our postage and distribution costs;

(2) risks associated with our foreign operations, including market acceptance and demand for our products and the products of our licensees and our ability to manage the risk associated with our exposure to foreign currency exchange rate fluctuations;
(3) changes in general economic conditions, consumer spending habits, viewing patterns, fashion trends or the retail sales environment which, in each case, could reduce demand for our programming and products and impact our advertising revenues;
(4) our ability to protect our trademarks, copyrights and other intellectual property;
(5) risks as a distributor of media content, including our becoming subject to claims for defamation, invasion of privacy, negligence, copyright, patent or trademark infringement, and other claims based on the nature and content of the materials we distribute;
(6) dilution from any potential issuance of additional common stock in connection with financings or acquisitions;
(7) competition for advertisers from other publications, media or online providers or any decrease in spending by advertisers, either generally or with respect to the adult male market;
(8)  competition in the television, men's magazine and Internet markets;
(9) attempts by consumers or private advocacy groups to exclude our programming or other products from distribution;
(10) the television and Internet businesses' reliance on third parties for technology and distribution, and any changes in that technology and/or unforeseen delays in its implementation which might affect our plans and assumptions;
(11) risks associated with losing access to transponders and competition for transponders and channel space;
(12) the impact of industry consolidation, any decline in our access to, and acceptance by, DTH and/or cable systems and the possible resulting deterioration in the terms, cancellation of fee arrangements or pressure on margin splits with operators of these systems;
(13) risks that we may not realize the expected increased sales and profits and other benefits from acquisitions and the restructuring of our international TV joint ventures;
(14) risks associated with the financial condition of Claxson Interactive Group Inc., our Playboy TV-Latin America, LLC joint venture partner;
(15) increases in paper or printing costs;
(16) effects of the national consolidation of the single-copy magazine distribution system; and
(17) uncertainty of the viability of our primarily subscription- and e-commerce-based Internet model.